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                                                                     Exhibit 3.1

                              AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                         AUTOEXOTICA INTERNATIONAL, LTD.
          (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

     Pursuant to the Nevada Revised Statutes, Title 7, Section 78.390, this Certificate of Amendment to and Restatement of the Articles of Incorporation of AutoExotica International, Ltd. (the "Corporation") was unanimously approved by the board of directors (the "Board of Directors") and the Shareholders of AutoExotica International, Ltd. On May 9, 2002.

     Pursuant to the provisions of Nevada Revised Statutes 78.385 and 78.390, it is hereby certified that:

     FIRST:    The name of the Corporation is AutoExotica International, Ltd.

     SECOND:   Its principle office in the State of Nevada is located at 251
Jeanell Dr., Suite 3, Carson City, Nevada 89703, although this corporation may maintain an office, or offices, in such other place within or without the state of Nevada as may from time to time be designated by the Board of Directors, or by the bylaws ("Bylaws") of said Corporation, and that this Corporation may conduct all Corporation business of every kind and nature, including the holding of all meetings of Directors and Stockholders, outside the State of Nevada as well as within the State of Nevada.

     THIRD:    The nature of the business of the corporation and the objects or the purposes to be transacted, promoted, or carried on by it are as follows:

          To engage in any lawful activity.

     To carry on a general mercantile, industrial, investing, and trading business in all its branches; to devise, invent, manufacture, fabricate, assemble, install, service, maintain, alter, buy, sell, import, export, license as licensor or licensee, lease as lessor or lessee, distribute, job, enter into, negotiate, execute, acquire, and assign contracts in respect of, acquire, receive, grant, and assign licensing arrangements, options, franchises, and other rights in respect of, and generally deal in and with, at wholesale and retail, as principal, and as sales, business, special, or general agent, representative, broker, factor, merchant, distributor, jobber, advisor, and in any other lawful capacity, goods, wares, merchandise, commodities, and unimproved, improved, finished, processed, and other real, personal, and mixed property of any and all kinds, together with the components, resultants, and by-products thereof; to acquire by purchase or otherwise own, hold, lease, mortgage, sell, or otherwise dispose of, erect, construct, make, alter, enlarge, improve, and to aid or subscribe toward the construction, acquisition, or improvement of any factories, shops, storehouses, buildings, and commercial and retail establishments of every character, including all equipment, fixtures, machinery, implements, and supplies necessary, or incidental to, or connected with, any of the purposes or business of the corporation; and generally to

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perform any and all acts connected therewith or arising therefrom or incidental thereto, and all acts proper or necessary for the purpose of the business.

     To engage generally in the real estate business as principal, agent, broker, and in any lawful capacity, and generally to take, lease, purchase, or otherwise acquire, and to own, use, hold, sell, convey, exchange, lease, mortgage, work, clear, improve, develop, divide, and otherwise handle, manage, operate, deal in, and dispose of real estate, real property, lands, multiple-dwelling structures, houses, buildings, and other works and any interest or right therein; to take, lease, purchase, or otherwise acquire, and to own, use, hold, sell, convey, exchange, hire, lease, pledge, mortgage, and otherwise handle, and deal in and dispose of, as principal, agent, broker, and in any lawful capacity, such personal property, chattels, chattels real, rights, easements, privileges, choses in action, notes, bonds, mortgages, and securities as may lawfully be acquired, held, or disposed of; and to acquire, purchase, sell, assign, transfer, dispose of, and generally deal in and with, as principal, agent, broker, and in any lawful capacity, mortgages and other interests in real, personal, and mixed properties; to carry on a general construction, contracting, building, and realty management business as principal, agent, representative, contractor, subcontractor, and in any other lawful capacity.

     To enter into general partnerships, limited partnerships (whether the corporation be a limited or general partner), joint ventures, syndicates, pools, associations, and other arrangements for carrying on of one or more of the purposes set forth in its Articles of Incorporation, jointly or in common with others.

     To apply for, register, obtain, purchase, lease, take licenses in respect of, or otherwise acquire, and to hold, own, use, operate, develop, enjoy, turn to account, grant licenses and immunities in respect of, manufacture under and to introduce, sell, assign, mortgage, pledge, or otherwise dispose of, and, in any manner deal with and contract with reference to:

          (a) inventions, devices, formulae, processes, and any improvements and modifications thereof;

          (b) letters patent, patent rights, patented processes, copyrights, designs, and similar rights, trade-marks, trade symbols, and other indications of origin and ownership granted by or recognized under the laws of the United States of America or of any state or subdivision thereof, or of any foreign country or subdivision thereof, and all rights connected therewith or appertaining thereunto;

          (c) franchises, licenses, grants, and concessions.

     To purchase or otherwise acquire, and to hold, mortgage, pledge, sell, exchange, or otherwise dispose of, securities (which term, for the purpose of this Article, includes, without limitation of the generality thereof, any shares of stock, bonds, debentures, notes, mortgages, or other obligations, and any certificates, receipts, or other instruments representing rights to receive, purchase, or subscribe for the same, or representing any other

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rights or interests therein or in any property or assets) created or issued by any persons, firms, associations, corporations, or governments or subdivisions thereof; to make payment therefor in any lawful manner; and to exercise, as owner or holder of any securities, any and all rights, powers, and privileges in respect thereof.

     To make, enter into, perform, and carry out contracts of every kind and description with any person, firm, association, corporation, or government or subdivision thereof.

     To acquire, by purchase, exchange, or otherwise, all, or any part of, or any interest in, the properties, assets, business, and good will of any one or more persons, firms, associations, or corporations heretofore or hereafter engaged in any business for which a corporation may now or hereafter be organized under the laws of the State of Nevada; to pay for the same in cash, property, or its own or other securities; to hold, operate, reorganize, liquidate, sell, or in any manner dispose of the whole or any part thereof; and in connection therewith, to assume or guarantee performance of any liabilities, obligations, or contracts of such persons, firms, associations, or corporations, and to conduct the whole or any part of any business thus acquired.

     To lend its uninvested funds from time to time to such extent, to such persons, firms, associations, corporations, governments or subdivisions thereof, and on such terms and on such security, if any, as the Board of Directors of the corporation may determine.

     To endorse or guarantee the payment of principal, interest, or dividends upon, and to guarantee the performance of sinking fund or other obligations of, any securities, and to guarantee in any way permitted by law the performance of any of the contracts or other undertakings in which the corporation may otherwise be or become interested, of any persons, firm, association, corporation, government or subdivision thereof, or of any other combination, organization, or entity whatsoever.

     To borrow money for any of the purposes of the corporation, from time to time, and without limit as to amount; from time to time to issue and sell its own securities in such amounts, on such terms and conditions, for such purposes and for such prices, now or hereafter permitted by the laws of the State of Nevada and by these Articles of Incorporation, as the Board of Directors of the corporation may determine; and to secure such securities by mortgage upon, or the pledge of, or the conveyance or assignment in trust of, the whole or any part of the properties, assets, business, and good will of the corporation, then owned or thereafter acquired.

     To purchase, hold, cancel, reissue, sell, exchange, transfer, or otherwise deal in, its own securities from time to time to such an extent and in such manner and upon such terms as the Board of Directors of the corporation shall determine; provided that the corporation shall not use its funds or property for the purchase of its own shares of capital stock when such use would cause any impairment of its capital, except to the extent permitted by law; and provided further that shares of its own capital stock belonging to the corporation shall not be voted upon directly or indirectly.

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     To organize or cause to be organized under the laws of the State of Nevada, or of any other state of the United States of America, or of the District of Columbia, or of any territory, dependency, colony, or possession of the United States of America, or of any foreign country, a corporation or corporations for the purpose of transacting, promoting, or carrying on any or all of the objects or purposes for which the corporation is organized, and to dissolve, wind up, liquidate, merge, or consolidate any such corporation or corporations or to cause the same to be dissolved, wound up, liquidated, merged, or consolidated.

     To conduct its business in any and all of its branches and maintain offices both within and without the State of Nevada, in any and all states of the United States of America, in the District of Columbia, in any or all territories, dependencies, colonies, or possessions of the United States of America, and in foreign countries.

     To such extent as a corporation organized under the General Corporation Law of the State of Nevada may now or hereafter lawfully do, to do, either as principal or agent and either alone or in connection with other corporations, firms, or individuals, all and everything necessary, suitable, convenient, or proper for, or in connection with, or incident to, the accomplishment of any of the purposes or the attainment of any one or more of the objects herein enumerated, or designed directly or indirectly to promote the interests of the corporation or to enhance the value of its properties; and in general to do any and all things and exercise any and all powers, rights, and privileges which a corporation may now or hereafter be organized to do or to exercise under the General Corporation Law of the State of Nevada or under any act amendatory thereof, supplemental thereto, or substituted therefor.

     The foregoing provisions of this Article shall be construed both as purposes and powers and each as an independent purpose and power. The foregoing enumeration of specific purposes and powers shall not be held to limit or restrict in any manner the purposes and powers of the corporation, and the purposes and powers herein specified shall, except when otherwise provided in this Article, be in no wise limited or restricted by reference to, or inference from, the terms of any provision of this or any other Article of these Articles of Incorporation; provided, that the corporation shall not carry on any business or exercise any power in any state, territory, or country which under the laws thereof the corporation may not lawfully carry on or exercise.

     FOURTH:   That the aggregate number of shares which the Corporation shall have the authority to issue is Thirty Million (30,000,000) shares of all classes of stock, consisting of Twenty-five Million (25,000,000) shares of common stock, par value $.001 and Five Million (5,000,000) shares of preferred stock, par value $.001.

     Common Stock - The holders of the common stock shall be entitled to one vote for each share on all matters required or permitted to be voted on by the shareholders of the Corporation.

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     Preferred Stock - Preferred stock may be created and issued in one or more series. The Board of Directors of the Corporation is vested with the authority to determine and state the designations and preferences, limitations, relative rights, and voting rights, if any, of each such series by adoption and filing of a certificate in accordance with the Nevada Revised Statutes, before the issuance of any shares of such series, which certificate need not be approved by the shareholders or the holders of any class or series of shares except as provided by law. All shares of preferred stock of the same series shall be identical.

     FIFTH: The governing body of the corporation shall be known as the Board of Directors, and the number of directors may from time to time be increased or decreased in such manner as shall be provided by the Bylaws of this Corporation, providing that the number of directors shall be reduced to no less than one (1).

     SIXTH:    The capital stock, after the amount of the subscription price, or par value, has been paid in, shall not be subject to assessment to pay debts of the corporation.

     SEVENTH: The name and post office address of the original incorporator signing the initial Articles of Incorporation is as follows:

NAME                              ADDRESS
Michael D. Taylor                 251 Jeanell Drive, Suite 3
                                  Carson City, Nevada 89701

     EIGHTH:   The resident agent for this corporation shall be:

                        CORPORATE ADVISORY SERVICE, INC.

     The address of said agent and the principle or address of this corporation in the State of Nevada is:

                           251 Jeanell Drive, Suite 3
                            Carson City, Nevada 89703

     NINTH:    The corporation is to have perpetual existence.

     TENTH:    No shareholder shall be entitled as a matter of right to
subscribe for, or receive additional shares of any class of stock of the Corporation, whether now or hereafter authorized, or any bonds, debentures or securities convertible into stock may be issued or disposed of by the Board of Directors to such persons and on such terms as is in its discretion it shall deem advisable.

     ELEVENTH: The personal liability of the directors of the corporation is hereby eliminated to the fullest extent permitted by the General Corporation Law of the State of Nevada, as the same may be amended and supplemented.

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     TWELFTH: The corporation shall, to the fullest extent permitted by the
General Corporation Law of the State of Nevada, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said Law from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said Law, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

     THIRTEENTH: This Corporation reserves the right to amend, alter, change, in any manner now or hereafter prescribed by statute, or by the Articles of Incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation.

     The total number of outstanding shares having voting power in the corporation is 5,600,000, and the total number of votes entitled to be cast by the holders of outstanding shares is 5,600,000.

Dated: May 13, 2002


                                           /s/ Darryl Nowak
                                           -------------------------------------
                                           Darryl Nowak, President


                                           /s/ Elaine Nowak
                                           -------------------------------------
                                           Elaine Nowak, Secretary

STATE OF NEW JERSEY
COUNTY OF HUDSON

The foregoing instrument was acknowledged before me this 13 day of May, 2002 by Darryl Nowak, President and Elaine Nowak, Secretary, of AutoExotica International, Ltd, a Nevada corporation, on behalf of said corporation, who are personally known to me.


                                             /s/ Kim Marie Lucas
                                             -----------------------------------
                                                          Notary Public

                                             Kim Marie Lucas
                                             Notary Public of New Jersey
                                             My commission Expires Sept. 1, 2005